STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATI ONS FILED 09 :00 AM 03/ 04/ 1997 971070750 - 2 724526 CERTIFICATE OF INCORPORATION OF CHELTON AVIONICS, INC. FIRST: The name of the Corporation is CHELTON AVIONICS, INC. SECOND: The address of the registered office of the Corporation in the State of Dclawa~ is Corporation Service Company, 1013 Centre Road in the City of Wilmington . County of New Castle, 1be name of the registered agent of the Corporation at such address is CoqJOration Service Company. Tl:H . .R.U: The purpose of the Corporation is to engage in any lawful act or art ivity for which corporations may be oqanized under the General Corporation Law of the State of Delaware. FOURlH: The total number of aharea which the Corporation shall have authority to hsue is three thousand (3,000) shala, each of which shares shall have $.01 par value per share. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend and repeal By-Laws of the Corporation. SJXIH: The Corporation reserves the rl&ht to amend and repeal any provision c(mtain<.,·d in this Certificate of lncoq,oration in the manner prescribed by the laws of the Slate:~ of Delaware. All rights hen,in conferred are granted subject to this reservation .

SEVENTII: Written ballota 1hall not be required for the election of Directors unless rc~uired hy the By-Laws. ~GHTH: 1be name and mailing address of the incorpon.to.- are Colleen A. Van C,clcll~r. Hc;q., c/o Jaeckle Flei!Cbma• & Mugel, LLP, Twelve Fountain Plaza, Fleet J3ank Buildiog, Buffalo, New York 1420'2-2292. NlNTil: A diRctor of die Ccnporation shall not be personally liable to the Corporation or its stock.holden for naonetary damages for breach of fiduciary duty as a dircclor, except for liability (i) for uy bn,ach of the director's duty of loyalty to the Corporation {)r its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) forany transaction from which the director derived any improper personal benefit. If the Dellw~ General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation. in addition to the circumstances in whici a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of the foregoing paragraph by the stockholders or the Corporation shall not adversely affect any tight or protection of a dir~ctor of the Corporation existing at the time of 1uch repeal or modification. I, 1HB UNDBRSIGNBD, beila the incorporator, for the purpose of fonning a <.:O'lXlra,ion under the laws of the Stale of Delaware do make this Certificate of 2 lnrn11xm1tion. do certify and affirm under penalty of perjury that the facts herein stated arc trnc, and, accordingly, have hemo eet my hand on this 4th day of March 1997. Colleen A. Van Gelder, Sore lncorporator 3

· State of Delaware Secretazy of State Division 0£ Corporations Delivered 02:04 PM 06/28/2010 FILED 01:58 PM 06/28/2010 SRV 100695575 - 2724526 FILE CERTIFICATE OF OWNERSHIP AND MERGER OF SUBSIDIARY INTO PARENT CERTIFICATE OF OWNERSHIP AND MERGER MERGING ARTEX AIRCRAFT SUPPLIES, INC. WITH AND INTO CHELTON AVIONICS, INC. (Pursuant to Section 253 of the General Corporation Law of the State of Delaware) CHELTON AVIONICS, INC., a Delaware Corporation (the "Corporation"), does hereby certify to the following facts relating to the merger (the "Merger") of ARTEX AIRCRAFT SUPPLIES, INC., an Oregon corporation (the "Subsidiary"), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of Chelton Avionics, Inc. FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the 11DGCL"). The Subsidiary is incorporated pursuant to the Oregon Business Corporation Act (the "OBCA"). SECOND: The Corporation owns 100% of the outstanding shares of each class of capital stock of the Subsidiary that, absent Section 253 of the DGCL and Section 60.491 of the OBCA, would be entitled to vote on the Merger. THIRD: The board of directors of the Corporation, by the following resolutions duly adopted on June d!/_, 2010, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL: RESOLVED, that the Corporation and Artex Aircraft Supplies, Inc. merge on the terms and conditions set forth in the Agreement and Plan of M erger (the "Plan") attached hereto with the Corporation being the surviving corporation from such merger; and it is further

RESOLVED, that each of the officers of the Corporation hereby is authorized to execute and deliver on behalf of the Corporation all such further documents, certificates, or instruments, to take on behalf of the Corporation all such further actions, and to pay on behalf of the Corporation all such expenses that the officers of the Corporation determine to be necessary or desirable in order to carry out the foregoing resolution, the execution and delivery of any such docwnents, certificates, or instruments, the taking of any such actions, and the payment of any such expenses to be conclusive evidence of that determination. FOURTH: The Corporation shall be the surviving corporation of the Merger. .FIFTH: The Ce11ificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation. IN WITNESS WHEREOF, the Corporation has caused this Ce11ificate of Ownership and Merger to be executed by its duly authorized officer this tJ.t-'day of June, 2010. CHELTON AVIONICS, INC. ay cWM~ Authorized Officer Name: Craig Mankowski Title: Secretaiy and Treasurer 101 5067.1 2

AGREEMENT AND PLAN OF MERGER OF ARTEX AIRCRAFT SUPPLIES, INC. INTO CHELTON AVIONICS, INC. This AGRpEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as ofJune l!f._, 20 l 0, between CHELTON AVIONICS, INC. ("Chelton"), a Delaware corporation, and ARTEX AIRCRAFT SUPPLIES, INC. ("Artex"). WHEREAS, Chelton is a corporation duly organized and existing under the laws of the Slate of Delaware; WHEREAS, Artex is a corporation duly organized and existing under the laws of the State of Oregon; WHEREAS, the Board of Directors of Chelton and the Board of Directors of Artex deem it advisable to merge Artex (the "Merging Corporation") with and into Chelton (the "Surviving Corporation") so that Chelton is the surviving coiporation, on the tem1s provided herein (the "Merger") NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows: l. Subject to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Oregon Business Corporation Act (the "0BCA"), the Merging Co1poration will merge with and into the Surviving Corporation and the Surviving Corporation shall file a Certificate of Merger and Ownership with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL and shall file Articles of Merger with the Secretary of State of the State of Oregon in accordance wit'h the provisions of the OBCA, and shall make all other filings or recordings required by Delaware or Oregon law in connection with the Merger. The Merger shall become effective upon the filing of such Certificate of Merger and Ownership with the Secretary of State of the State of Delaware and the filing of such Articles of Merger with the Secretary of State of the State of Oregon (the "Effective Date"). 2 . There are 100 shares of common stock of the Merging Corporation outstanding of which all are held by the Surviving Corporation. 3. Shareholder approval by either of the corporations hereto was not required. 4. The terms and conditions of the Merger are as follows: As of the Effective Date of this Merger,

a) The separate legal existence of the Merging Corporation shall cease and said co1voration shall be merged into the Surviving Corporation; b) All of the outstanding shares of the Merging Corporation shall be cance lled and no change shall be effected w ith respect to the shares of the Surviving Corporation; c) In connection with the Merger, the Certificate of Incorporation and By- Laws of the Surviving Corporation as they exist as of the Effective Date shall be and remain the Certificate oflncorporation and By-laws of the Surviving Corporation until the same are altered, amended or repealed as provided therein; d) All persons who are directors or officers of the Merging Corporation as of the Effective Date, shall no longer serve in that capacity and the directors and officers of the Surviving Corporation shall be and remain the directors and officers of the Surviving Corporation; and e) At the Effective Date, Chelton shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of Artex, and all of the assets and prope1ty of whatever kind and character of Artex shall vest in Chelton, as the Surviving Corporation, without further deed; thereafter, Chelton, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Artex, and any claim or judgment against Artex may be enforced against Chelton, as the Surviving Corporation, in accordance w ith the DGCL and the OBCA. 5. The date and jurisdiction in which the respective Certificate of Incorporation and Articles of Incorporation of each corporation hereto were filed are as follows: Name of Corporation Date ofin~orporation CHELTON AVIONICS, INC. March 4, 1997 ARTEX AIRCRAFf SUPPLIES, August 19, 1974 NC. Jurisdiction Delaware Oregon 6. This Agreement and Plan of Merger may be abandoned by the adoption of a resolution by the board of directors of either of the corporations hereto at any time prior to the filing of this Certificate of Merger with respect here to. 7. This Agreement may be signed in one or more counterparts, each of which need not contain the signature of all parties hereto, and all such counterparts taken together shall constitute a single agreement. 10 15060 2

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the <lay set forth above. CHELTON AVIONICS, INC. By:___,__,.~<......L-;C-,;?;1.,,,____'...-a~~~: -"-"----- Craig Mankowski, Secretary and Treasurer ARTEX AIRCRAFT SUPPLIES, INC. By: - - - - ------------- Al Patz, Secretary 3

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day set fo rth above. CHELTON AVIONICS, INC. By: _ _ _ ___ _ ______ _ _ _ Craig Mankowski, Secretary and Treasurer ARTEX AIRCRAFT SUPPLIES, INC. By: __ __.,~-'"""f---S-.,4~-=-..-....- ___,__ ____ _ Al Patz,Secreu 3

State of Delaware Secretary of State Division of Corporations Delivered 07:49 PM 10/15/2020 FILED 07:49 PM 10/15/2020 SR 20207859888 - FileNumber 2724526 CERTIFICATE OF MERGER FOR THE MERGER OF CHELTON, INC. WITH AND INTO CHELTON AVIONICS, INC. ******** October 15, 2020 Pursuant to Title 8, Section 252 of the Delaware General Corporation Law The undersigned corporation, Chelton Avionics, Inc., a Delaware corporation (the "Company"), does hereby certify the following: FIRST: The name and state of incorporation of each of the constituent entities to this merger (the "Merger") are as follows: Name Chelton, Inc. Chelton Avionics, Inc. State oflncorporation or Formation Texas Delaware SECOND: The Agreement of Merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware. THIRD: The Company shall be the surviving entity (the "Surviving Entity") of the Merger and the name of the Surviving Entity shall be Chelton Avionics, Inc. FOURTH: The Merger shall be effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"). FIFTH: The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Entity. SIXTH: The executed Agreement is on file at the principal place of business of the Surviving Entity, the address of which is: c/o 6400 Wilkinson Dr., Prescott, AZ 86301. SEVENTH: A copy of the Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder of the constituent corporation or member of the constituent limited liability company. [Signature Page to Follow] WEIL:\97640402\3\36464.0006

IN WITNESS WHEREOF, the undersigned authorized officer of the Surviving Entity has executed this Certificate of Merger as of the date set forth above. [SIGNATURE PAGE TO CERT!FlCA TE OF MERGER]